Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Progress Software Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of January 31, 2013.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC

By:	/s/ Kevin Oram
Name:	Kevin Oram
Title:	Managing Member

KEVIN ORAM

By:	/s/ Kevin Oram

PETER UDDO

By:	/s/ Peter Uddo

Annex A

Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.

During the past sixty days, the Reporting Persons effected the following purchases and sales of shares of Common Stock in open market transactions:

Trade Date	Settle Date	Amount	Price
12/6/2012	12/11/2012	30,472	20.28
12/7/2012	12/12/2012	12,800	20.29
12/11/2012	12/14/2012	8,500	21.13
12/12/2012	12/17/2012	15,398	21.24
12/18/2012	12/21/2012	20,000	21.12
12/19/2012	12/24/2012	5,000	21.15
12/20/2012	12/26/2012	4,130	21.29
12/21/2012	12/27/2012	20,000	21.13
12/26/2012	12/31/2012	15,000	21.16
12/27/2012	1/2/2013	6,000	20.74
12/28/2012	1/3/2013	3,000	20.83
1/2/2013	1/7/2013	9,000	21.49
1/3/2013	1/8/2013	9,993	21.46